FILED
                                                97   JUN 23    PM 2:58
                                                    SECRETARY OF STATE
                                                  TALLAHASSEE, FLORIDA

                             AMENDMENT TO
                      ARTICLES OF INCORPORATION
                                  OF
                         HENRY WINKLER, INC.

     THE UNDERSIGNED, being the sole director of HENRY WINKLER, INC. does hereby amend the Articles of Incorporation of HENRY WINKLER, INC., as follows:

SHARES

     The capital stock of this corporation shall consist of 50,000,000 shares of common stock, $.001 par value.

     I hereby certify that the following was adopted by a majority unanimous vote of the shareholders and directors of the corporation on June 18, 1997 and that the number of votes cast was sufficient for approval.

     IN WITNESS WHEREOF, I have hereunto subscribed to and executed this Amendment to Articles of Incorporation this on June 19, 1997.


   /s/    Henry Winkler
    Henry Winkler, President and Sole Director

Subscribed and Sworn on this 19th day of June, 1997, Before me:


    /s/   E.P. Littmann
Notary Public
My Commission Expires:     [seal]